UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2004

COMMERCE ENERGY GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

600 Anton Blvd., Suite 2000
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 258-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 2.02. Results of Operations and Financial Condition.

     The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

     On November 15, 2004, Commerce Energy Group, Inc. (“Commerce”) issued a press release announcing its operating results for the fiscal year ended July 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On November 11, 2004, a Special Committee of the Board of Directors of Commerce placed Ian B. Carter, Chairman of the Board and Chief Executive Officer of Commerce and Commonwealth Energy Corporation (“Commonwealth”), on paid administrative leave, which will continue for an indefinite period not to exceed the remainder of the term of Mr. Carter’s employment agreement ending on January 31, 2005. Peter Weigand, President of Commerce and Commonwealth, will assume the duties of principal executive officer of Commerce and its affiliated entities until the Board of Directors appoints a successor to Mr. Carter, subject to certain limitations imposed by the Special Committee of the Board of Directors. As part of these duties, Mr. Weigand will act as the “principal executive officer” of Commerce for purposes of all filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

     A copy of Commerce’s press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

     Additional Information regarding Mr. Weigand

     Mr. Weigand, 47, became President of Commerce and Commonwealth in April 2004. He has also served on Commerce’s Board of Directors since April 2004. Since 1996, Mr. Weigand has served as Chairman and Chief Executive Officer of Skipping Stone Inc., an energy consulting and technology firm he founded (“Skipping Stone”). Prior to forming Skipping Stone, Mr. Weigand held senior management positions at several energy marketing companies. Mr. Weigand holds a Bachelor of Business Administration from Wichita State University.

     Commerce entered into an employment agreement with Mr. Weigand on April 1, 2004. The agreement provides for an initial three year term and is automatically extended for successive one year periods unless Commerce or Mr. Weigand provides notice of termination. Mr. Weigand is entitled to a base salary of $400,000, which shall be reviewed at least annually by the Board or the Compensation Committee and may be further increased (but not decreased). Mr. Weigand is eligible to participate in Commerce’s bonus program at the discretion of the Board on the same basis and terms as are applicable to other senior executives. Pursuant to his employment agreement, Commerce granted to Mr. Weigand an option to purchase 600,000 shares of common stock at an exercised price of $1.92 per share, expiring on March 11, 2014, with 150,000 options vested immediately, 150,000 options vesting on each of March 29, 2005, 2006, and 2007 and immediate vesting upon termination of Mr. Weigand’s employment without cause, for good reason (as defined in the employment agreement) or following a change of control not approved by the Board, provided that in each case Mr. Weigand agrees not to engage in certain prohibited competitive activities for six months following the termination of employment.

     If Commerce terminates Mr. Weigand’s employment without cause, or if Mr. Weigand resigns within six months after a change in control, or he resigns for good reason and he agrees not to compete with Commerce for six months, then he will be entitled to a severance payment equal to his salary for the greater of one year or the number of months remaining in the term of his employment and all of his options and restricted stock grants shall immediately vest. A change of control includes any transaction in which any person acquires beneficial ownership of 50% or more of the outstanding shares of Commonwealth or Commerce common stock or 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors, or the sale of all or substantially all of the assets of the company. A change of control does not include any transaction or series of transactions that has been approved by the Board.

     Commerce may terminate Mr. Weigand’s employment upon death, total disability, or for cause. Upon a termination, for death or total disability, Commerce will continue to pay Mr. Weigand through the date of termination of his employment. “Cause” includes acts of fraud or embezzlement, a knowing and willful unauthorized disclosure of confidential information, conviction or entry of plea of guilty or nolo contendere for a felony or a crime involving fraud, dishonesty, or moral turpitude. In the event of a termination for cause, Mr. Weigand is entitled to receive all compensation and benefits payable to him through the date of termination.

     On April 1, 2004, Commonwealth acquired Skipping Stone. Skipping Stone was a privately held company that was principally owned by Mr. Weigand. Mr. Weigand, who was the Chief Executive Officer of Skipping Stone prior to its acquisition by Commonwealth, became the President of Commonwealth, Commerce and Skipping Stone on April 1, 2004. Prior to its acquisition of Skipping Stone, since 2001, Commonwealth engaged Skipping Stone to perform various consulting services. The consulting services were performed by various employees and independent contractors of Skipping Stone, including Mr. Weigand and Richard L. Boughrum, who was an independent contractor of Skipping Stone until March 28, 2004. On April 1, 2004, Mr. Boughrum became the Chief Financial Officer of Commonwealth and Commerce. Consulting services performed by Skipping Stone for Commonwealth have included data collection and analysis of market size information, review of energy supply and finance agreements, development of business plans, work plans and definitions of various strategic initiatives and representation of Commonwealth in the implementation of such initiatives. The agreements to perform consulting services were terminable by either party at any time. At the time of the completion of the merger, the only on-going consulting services being performed by Skipping Stone for Commonwealth relate to Commonwealth’s preparations in connection with the upcoming required report on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Commonwealth paid Skipping Stone an aggregate of approximately $308,000 in consulting fees and expenses through the acquisition date. Approximately 1% and less than 1% of Skipping Stone’s revenues in calendar 2001 and 2002, respectively, were derived from consulting fees paid by Commonwealth. Through March 31, 2004, approximately 23% of Skipping Stone’s calendar 2004 revenues had been derived from consulting fees paid by Commonwealth.

     The aggregate purchase price for all of the outstanding Skipping Stone securities, which consists of common stock and vested options, was $3.1 million. The purchase price was paid through the issuance of Commonwealth common stock, which was valued at $1.92 per share. Mr. Weigand received 1,088,679 shares of Commonwealth common stock in the transaction. In addition, other former holders of Skipping Stone common stock received an aggregate of 525,891 shares of Commonwealth common stock in the transaction.

     Commonwealth granted the former holders of Skipping Stone common stock “piggy-back” registration rights with respect to the 1,468,714 shares of common stock issued to them in the merger. Pursuant to a registration rights agreement dated as of April 1, 2004, Commonwealth agreed to register such shares for resale under the Securities Act of 1933, as amended, in any registration statement filed by Commonwealth with the Securities and Exchange Commission with respect to an offering by Commonwealth for its own account (other than a registration statement on Form S-4 or S-8 or any successor thereto) or for the account of any Commonwealth stockholder. Commonwealth will pay all of the expenses of such registration. Commonwealth also agreed to indemnify and hold harmless each of the former holders of Skipping Stone common stock from and against any liabilities (including attorney fees) arising out of any untrue statement of a material fact contained in any such registration statement, other than with respect to information provided by such stockholders for inclusion in the registration statement. Commonwealth’s obligation to register these shares will terminate only when such shares have been disposed of pursuant to an effective Registration Statement, in the opinion of counsel to Commonwealth, the entire amount of the shares may be sold in a single sale without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act of 1933, as amended, or the shares are sold or distributed by a person not entitled to these registration rights.

     Each of the former holders of Skipping Stone common stock, including Mr. Weigand, has agreed to place 20% of the Commonwealth shares issued to him in the merger in an escrow for a period of six months from April 1, 2004. The stockholder escrow shares are subject to forfeiture, at $1.92 per share, based upon a two part “true up” calculation, which is defined in the merger agreement. The first part of the calculation is designed to cover a decline in the value of Skipping Stone’s net equity, defined as the difference between the total assets minus the total liabilities, from December 31, 2003 to April 1, 2004, the effective time of the merger. The second part of the calculation will verify that as of six months from the effective time all assets have been collected, amortized or realized as cash and no other liabilities have been accrued or paid by Skipping Stone or Commonwealth after the effective time.

     In addition, each of the former holders of Skipping Stone common stock, including Mr. Weigand, has agreed to place an additional 10% of the Commonwealth shares issued to him in the merger in an escrow (commencing on April 1, 2004) for a period of eighteen months, in the case of Mr. Weigand, and twelve months, in the case of the other three former holders of Skipping Stone common stock. The retention escrow shares are subject to forfeiture in the event that such person voluntarily resigns his employment with Commonwealth, Commerce or any of their affiliates after the reorganization during the escrow period (but not upon death, disability or certain changes in control not approved by the Board). In connection with the merger, Mr. Weigand also entered into an Agreement Not to Compete for twelve months after he is no longer employed by Commonwealth, Commerce or any of their affiliates, except under the circumstance of a change in control not approved by Board of Commonwealth or Commerce.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Commerce Energy Group, Inc., dated November 15, 2004, referred to in Item 2.02 of this Current Report on Form 8-K.
99.2	Press Release of Commerce Energy Group, Inc., dated November 15, 2004 referred to in Item 5.02 of this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: November 15, 2004	By:	/s/ RICHARD L. BOUGHRUM
		Name:	Richard L. Boughrum
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Commerce Energy Group, Inc., dated November 15, 2004, referred to in Item 2.02 of this Current Report on Form 8-K.
99.2	Press Release of Commerce Energy Group, Inc., dated November 15, 2004 referred to in Item 5.02 of this Current Report on Form 8-K.